UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 6, 2011 (June 29, 2011)

CARBON NATURAL GAS COMPANY

(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2020, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043

(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry Into a Material Definitive Agreement.

On June 29, 2011, Carbon Natural Gas Company, a Delaware corporation (“Carbon” or the “Company”) entered into a common stock purchase agreement (the “Common Purchase Agreement”) with various institutional investors and other accredited investors for the private placement of 44,444,444 shares of the Company’s common stock at a price of $0.45 per share, and a preferred stock purchase agreement (the “Preferred Purchase Agreement”) with Yorktown Energy Partners IX, L.P., an institutional investor and affiliate of the Company’s current majority stockholders, for the private placement of 100 shares of the Company’s Series A Convertible Preferred Stock at a price of $100,000 per share (collectively, the “Private Placement”).

The shares of Series A Convertible Preferred Stock issued in the Private Placement will automatically convert to 22,222,222 shares of common stock upon the effectiveness of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of common stock shares the Company is authorized to issue.  Upon such conversion, Carbon will have issued 66,666,666 shares of common stock at $0.45 per share, for $30 million in gross proceeds.

The $30 million in gross proceeds from the offering is before the deduction of fees payable to the placement agents, representing five percent of gross proceeds ($1.5 million), plus reimbursement of certain expenses and legal fees they incurred, as well as other fees and expenses incurred by the Company in connection with the private placement.

Net Proceeds from the Private Placement have been principally used (approximately $22.7 million) for Carbon’s majority owned subsidiary, Nytis Exploration Company LLC (“NEC”), to complete the acquisition of certain gas and oil assets from The Interstate Natural Gas Company, LLC and certain related parties, which acquisition also closed on June 29, 2011 (see Item 2.01 below).  The remainder of the net proceeds will be used to fund future acquisitions and for general working capital purposes.

The shares of common stock and Series A Convertible Preferred Stock issued in the Private Placement and the shares of common stock issuable upon the automatic conversion of the Series A Convertible Preferred Stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  Pursuant to the terms of the Common Purchase Agreement and a Registration Rights Agreement (the “Registration Rights Agreement”) by and between the Company and the purchasers under the Common Purchase Agreement in the Private Placement, the Company is required to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock issued to such purchasers, but not the shares of Series A Convertible Preferred Stock nor the common stock shares issuable upon the automatic conversion of the Series A Convertible Preferred Stock.

Carbon believes that it has a reasonable basis to believe that each of the 24 purchasers in the Private Placement are accredited investors as that term is defined in the SEC’s Regulation D, adopted under the Securities Act of 1933 (the “1933 Act”).  Accordingly, Carbon claims the exemption from registration of the offer and sale of the shares under Section 5 of the 1933 Act, under rule 506 of the SEC’s Regulation D, and also under Section 4(6) of the 1933 Act.

The forms of Common Purchase Agreement, Preferred Purchase Agreement and Registration Rights Agreement are included as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K (the “Current Report”).

Also, see the description of the pending acquisition of assets from Alerion Drilling I, LLC and the effectiveness of the asset purchase agreement entered into in connection therewith under Item 2.01(e) below.

Item 2.01 - Completion of Acquisition or Disposition of Assets

In the following disclosures, “we,” “our,” and “us” refer collectively to Carbon and NEC, unless otherwise stated.

(a)   Date of completion of the transaction

On June 29, 2011, NEC effected the Final Closing under its February 14, 2011 Asset Purchase Agreement, as amended (the “ING APA”) with The Interstate Natural Gas Company, LLC and certain related parties, as seller (hereafter collectively referred to as “ING”), of certain gas and oil assets (the “ING Assets”).  The Final Closing was preceded by an Initial Closing on April 22, 2011, when NEC closed on the purchase of a portion of the ING Assets.

(b)   Brief description of the assets involved

The ING Assets generally consist of certain natural gas properties, natural gas gathering and compression facilities and other assets related thereto, all located in eastern Kentucky and four counties in West Virginia.

Specifically, the ING Assets included (i) some but not all of ING’s leases and interests in natural gas and oil leases, and wells and wellbores thereon and related natural gas production equipment; (ii) partnership interests in various general partnerships that own comparable natural gas and oil assets and as to which ING was the managing general partner, wherein Nytis succeeded to ING’s position as managing general partner, (iii) partnership interests in other general partnerships in which ING owned partnership interests, but was not the managing general partner; (iv) natural gas gathering and compression facilities; and (v) various other contracts, vehicles and equipment related thereto, and easements and rights-of-way relating to or used in connection with the ownership and operation of the ING assets.

The partnership interests described in (ii) and (iii) include interests in approximately 154 of the approximately 430 producing wells acquired.  Prior to the Final Closing, ING obtained consents from partners in these partnerships as required for us to succeed ING as a full substitute partner, and for those partnerships where ING was the managing general partner, to succeed ING as managing general partner.

Natural gas production from the ING Assets is gathered through a series of mostly 2-4 inch gathering lines to numerous meter stations, where the gas is delivered directly into interstate transmission lines or into other gatherers, or into one of several systems owned by local production companies for redelivery into interstate transmission.  We assumed certain obligations to transport gas from wells that are owned by ING (or its affiliates) that NEC did not acquire, as well as obligations under other contracts and agreements that NEC acquired at the Final Closing.

(c)   Identity of the person(s) from whom the assets were acquired, and the nature of any material relationship (other than in respect of the transaction) between them and Carbon, or any affiliate or any director or officer of Carbon, or any associate of any Carbon director or officer

For information on the persons from whom the ING Assets were acquired, see (b) above.  There is no relationship otherwise between such persons and Carbon, NEC, or any affiliate or any director or officer of Carbon or NEC, or any associate or director or officer of Carbon or NEC.

(d)   The nature and amount of consideration given or received for the assets and, if any material relationship is disclosed under (c) above, the formula or principle followed in determining the amount of such consideration

At the Initial and Final Closings, we paid a total of approximately $24.2 million cash for the ING Assets: $1.5 million at the Initial Closing, and $22.7 million at the Final Closing.  Because completion of the financing through the Private Placement (see Item 2.01 above) took longer than anticipated, in addition to the amount paid at the Final Closing, NEC paid ING a total of $790,000 as additional purchase price adjustments and consideration for extending the date of the Final Closing to a date no later than June 30, 2011.  As a consequence of closing on June 29, 2011, NEC received a $25,000 credit thereby reducing the above consideration and extension payments to a net $765,000.

(e)   If the transaction being reported is an acquisition and if a material relationship exists between the registrant or any of its affiliates and the source(s) of the funds used in the acquisition, the identity of the source(s) of the funds, unless all or any part of the consideration used is a loan made in the ordinary course of business by a bank as defined in section 3(a)(6) of the Act, in which case the identity of such bank may be omitted, provided the registrant has made a request for confidentiality pursuant to section 13(d)(1)(b) of the Act, and states in the report on form 8-K that the identity of the bank has been so omitted and filed separately with the Commission

As described under Item 1.01 above, Carbon sold 100 shares of Series A Convertible Preferred Stock ($10 million aggregate purchase price) to Yorktown Energy Partners IX, L.P., an affiliate of Carbon’s majority stockholders, Yorktown Energy Partners V, L.P. and Yorktown Energy Partners VI, L.P.  The proceeds from the sale of these shares were used to acquire the ING Assets.  The approximately $1.5 million paid at the Initial Closing was borrowed from the Bank of Oklahoma under our Credit Facility.

The Alerion APA

A portion of the assets acquired from ING under the terms of the ING APA were direct interests in natural gas and oil properties and related assets that prior to closing the ING acquisition were held in a partnership (the “Alerion Partnership”) in which ING and Alerion Drilling I, LLC, a New Jersey limited liability company (“Alerion”), were equal partners.  Immediately prior to the Final Closing under the ING APA described above, ING and Alerion caused the Alerion partnership to distribute all of the assets of the Alerion Partnership to it partners, Alerion and ING.  As a consequence, NEC acquired direct interests in that portion of the properties so distributed out of the Alerion Partnership representing ING’s interest in those properties that were subject to the ING APA.

On June 6, 2011, NEC and Alerion entered into an Asset Purchase Agreement (the “Alerion APA”) to acquire the interests of Alerion in the assets that were to be distributed to Alerion and ING by the Alerion Partnership and that NEC was to acquire (and in fact did acquire at the Final Closing) under the ING APA.  Under the terms of the Alerion APA, the obligations of the parties were subject to the condition that the ING APA be closed on or before June 30, 2011.  As the ING APA did in fact close on June 29, 2011, the Alerion APA is in full force and effect and is scheduled to close on or before July 28, 2011.  At closing under the Alerion APA, NEC will acquire from Alerion all of its interests in the same assets distributed by the Alerion Partnership to ING and Alerion as to which NEC acquired the interests so distributed to ING at the Final Closing under the ING APA.  The purchase price to be paid by NEC for Alerion’s interest in such assets is approximately $1.2 million, to be adjusted at closing for normal operating activities and other customary purchase and sale price adjustments to reflect the January 1, 2011 effective date under the terms of the Alerion APA.

3.02 — Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated herein in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2011, Carbon filed a Certificate of Designation with the Delaware Secretary of State creating a series of preferred stock (the “Series A Convertible Preferred Stock”).  On June 27, 2011, Carbon amended and restated this series of preferred stock by filing an Amended and Restated Certificate of Designation with the Delaware Secretary of State, which sets forth the designation, preferences, relative rights, qualifications, limitations and restrictions of the Series A Convertible Preferred Stock approved by our Board of Directors.  Pursuant to the Delaware General Corporation Law, a certificate of designation amends the Company’s Certificate of Incorporation.

Prior to the filing of the Certificate of Designation on June 16, 2011, which was amended and restated in its entirety by the Amended and Restated Certificate of Designation of June 27, 2011, Carbon did not have a designated series of preferred stock.

For a complete description of the Series A Convertible Preferred Stock, you should refer to the Amended and Restated Certificate of Designation filed with this Current Report as Exhibit 3(i).

In connection with the closing of the Private Placement described in Item 1.01 above, we sold all 100 shares of the Series A Convertible Preferred Stock pursuant to the Preferred Purchase Agreement.

The following summarizes the terms of the Series A Convertible Preferred Stock:

Conversion

The Series A Convertible Preferred Stock will automatically convert into shares of our Common Stock upon the effectiveness of an amendment to our Amended and Restated Certificate of Incorporation increasing the number of shares of common stock that we are authorized to issue.  The number of shares of our common stock into which each share of Series A Preferred Stock shall be converted will be determined by dividing $100,000 (the sales price per share for the Series A Convertible Preferred Stock) by $0.45 (the “Conversion Price”).  The Conversion Price will be proportionately increased or decreased to reflect any changes to the outstanding shares of Common Stock, such as the result of a combination, reclassification, subdivision, stock split, stock dividend or other similar transaction involving the Common Stock.

Voting

Each share of Series A Convertible Preferred Stock will be entitled to the same number of votes of common stock that such share of Series A Convertible Preferred Stock would represent on an as converted basis.  Prior to the automatic conversion, except as otherwise provided by the Delaware General Corporation Law or the Company’s Certificate of Incorporation, the Series A Convertible Preferred Stock and common stock will vote together as a single class on all matters to come before the stockholders; provided, however, that any amendments to the terms of the Series A Convertible Preferred Stock require the approval of the holder of Series A Convertible Preferred Stock shares and the separate consent of a majority of the disinterested holders the Company’s common stock.

Dividends

Shares of Series A Preferred Stock will participate in distributions (which is defined as the transfer of cash or property without consideration, whether by payment of a dividend or otherwise, or the purchase or redemption of shares of the Company for cash or property) payable in respect of the common stock on an as converted basis and ratably with the common stock.  All dividends payable on the Series A Convertible Preferred Stock shall be paid in the same form and manner as paid to holders of common stock, as determined in the discretion of the Board.  The Company will make no distributions to the holders of the Series A Convertible Preferred Stock other than distributions payable in respect of the common stock in which the holders of the Series A Convertible Preferred Stock shall participate on an as converted basis and ratably with the common stock.  The Series A Convertible Preferred Stock will have no dividend or distribution preferences.

Liquidation

Prior to any payment to holders of common stock or any other class or series of stock ranking junior to the Series A Preferred Stock on liquidation, the holders of the Series A Convertible Preferred Stock then outstanding will receive, an amount equal to $0.01 per share, which would result in an aggregate liquidation preference amount of $1.00 (100 shares of Series A Convertible Preferred Stock multiplied by $0.01).  Thereafter, distributions upon a liquidation will be distributed ratably among the holders of the common stock and the holders of the Series A Convertible Preferred Stock on an as converted basis.

Item 8.01. Other Events

Carbon has issued the press release attached hereto as Exhibit 99.1 which is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired

An audit of the financial statements as of and for the years ended December 31, 2010 and 2009 is now underway, and is expected to be completed by August 12, 2011.  The audited statements (along with the unaudited statements as of March 31, 2010 and 2011 and the three months then ended) will be provided by an amendment to this Current Report on Form 8-K.  The financial statements to be presented will be statements of revenues from the acquired assets, and direct expenses related thereto, instead of full audited financial statements as required by Rule 3-05 of Regulation S-X.

(b)   Pro forma financial information

The amendment to this Current Report on Form 8-K mentioned in Item 9.01(a) above will also include a condensed unaudited balance sheet of Carbon as of March 31, 2011, combined with pro forma adjustments to give effect to the ING asset acquisition as if it occurred on March 31, 2011 and an unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2011 based on the unaudited statement of operations for Carbon for the three months ended March 31, 2011 and the unaudited statement of revenues and direct operating expenses of the acquired ING assets for the three months ended March 31, 2011 and an unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 based on the historical unaudited statements of operations of Carbon for the three months ended March 31, 2010 and the nine months ended December 31, 2010, the audited statement of operations of Nytis Exploration (USA) Inc. for the year ended December 31, 2010 and the audited statement of revenues and direct operating expenses of the acquired ING assets for the year ended December 31, 2010, together with pro forma adjustments to give effect to the ING asset acquisition as if it occurred on January 1, 2010.

(d)   Exhibits:

Exhibit No.	Description

3(i)*	Amended and Restated Certificate of Designation with respect to Series A Convertible Preferred Stock
10.1*	Form of Common Stock Purchase Agreement dated June 29, 2011
10.2*	Form of Preferred Stock Purchase Agreement dated June 29, 2011
10.3*	Form of Registration Rights Agreement dated June 29, 2011
99.1*	Press Release dated June 30, 2011

*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY
July 6, 2011
/s/ Patrick R. McDonald
Patrick R. McDonald,
President and CEO